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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Teamstaff, Inc., dated November 15, 2001, of our report dated March 2, 2001, related to the financial statements of Brightlane.com, Inc. (a development stage company) and contained in Registration Statement No. 333-61730 of Teamstaff, Inc. on Form S-4.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Deloitte & Touche

Atlanta, Georgia
November 14, 2001